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                                                                   Exhibit 10.58


                     AMENDED AND RESTATED PURCHASE AGREEMENT



         AMENDED AND RESTATED PURCHASE AGREEMENT dated as of June 5, 2000 between APPLIEDTHEORY CORPORATION, a Delaware corporation (the "COMPANY"), and each person or entity listed as an investor on SCHEDULE I attached hereto (each individually an "INVESTOR" and collectively the "INVESTORS"). Undefined terms contained herein shall have the meaning ascribed to them in the Debentures.

                              PRELIMINARY STATEMENT

         1. Effective June 5, 2000, the Company and the Investors entered into a Purchase Agreement; and

         2. The Company and the Investors desire to amend as of June 5, 2000, and to restate, as amended, such Purchase Agreement as this Amended and Restated Purchase Agreement (this "AGREEMENT");

         3. The Company and the Investors hereby agree to amend and restate the Purchase Agreement so that, as amended and restated, it reads as follows:

                              W I T N E S S E T H:


         WHEREAS, the Company desires to sell and issue to the Investors, and the Investors wish to purchase from the Company, 5% Convertible Debentures due June 5, 2003 (the "DEBENTURES" and, collectively with the Warrants, as defined below, the "SECURITIES"), in the aggregate principal amount of $30,000,000 at an aggregate purchase price of $30,000,000, having the rights and privileges set forth in the Debentures in the form of EXHIBIT 1.1A attached hereto (the "INITIAL ISSUANCE"), on the terms and conditions set forth herein; and

         WHEREAS, pursuant to the terms of the Debentures, the Debentures will be convertible into shares ("COMMON SHARES") of common stock, par value $.01 of the Company ("COMMON STOCK") and/or, pursuant to Section 7 of the Debenture, warrants ("FORCED CONVERSION WARRANTS") exercisable for Common Shares pursuant to Section 7(b) of the Debentures;

         WHEREAS, to induce the Investors to purchase the Debentures, the Company has agreed to issue to the Investors (a) warrants (the "INITIAL WARRANTS" and, together with the Forced Conversion Warrants, the "WARRANTS") exercisable on or before June 5, 2005 for shares of Common Stock ("WARRANT SHARES");

         WHEREAS, the Investors will have registration rights with respect to such Common Shares and the Warrant Shares pursuant to the terms of that certain Amended and Restated Registration Rights Agreement to be entered into between the Company and the Investors substantially in the form of EXHIBIT 4.2(e) hereto ("REGISTRATION RIGHTS AGREEMENT");
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         NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
           PURCHASE AND SALE OF DEBENTURES AND INITIAL WARRANTS, ETC.

         Section 1.1 Initial Issuance. Upon the following terms and conditions, the Company shall issue and sell to each Investor severally, and each Investor severally shall purchase from the Company, the outstanding principal amount of Debentures and the number of Initial Warrants indicated next to such Investor's name on SCHEDULE I attached hereto.

         Section 1.2 Purchase Price. The purchase price for the Debentures and Initial Warrants to be acquired by each Investor (the "PURCHASE PRICE") shall be the Purchase Price set forth next to such Investor's name on SCHEDULE I.

         Section 1.3 The Closing.

                  (a) The closing of the purchase and sale of the Debentures and the Initial Warrants (the "CLOSING") in the Initial Issuance, shall take place at the offices of Kleinberg, Kaplan, Wolff & Cohen, P.C. ("INVESTORS' COUNSEL") or at such other place as is mutually agreeable, at 10:00 am., local time on June 5, 2000 (the "CLOSING DATE").

                  (b) As of the Closing Date, the Company shall deliver to each Investor (x) one or more debentures (with the number of and outstanding principal amount of each debenture to be as reasonably requested by such Investor) representing the aggregate Debentures purchased hereunder by such Investor at the Closing registered in the name of such Investor or its nominee and (y) the Initial Warrants registered in the name of Investor or its nominee in such denominations as reasonably requested by such Investor, and such Investor shall deliver to the Company the Purchase Price for the Debentures purchased by such Investor hereunder by wire transfer in immediately available funds to an account designated in writing by the Company. The delivery of payment by each Investor of the Purchase Price applicable to it as set forth in this paragraph shall constitute a payment delivered to the Company in satisfaction of such Investor's obligation to pay the Purchase Price hereunder. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing. In addition, at the Closing, the Company shall pay to the Investors' counsel its legal fees and disbursements as set forth in Section 3.4.

                                   ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each of the Investors as of the date hereof and on the Closing Date:

                  (a) Organization and Qualification; Material Adverse Effect. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of


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Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any direct or indirect subsidiaries (defined as any entity of which the Company owns, directly or indirectly, 50% or more of the equity or voting power) other than the subsidiaries listed on SCHEDULE 2.1(a) attached hereto. Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any adverse effect on the business, operations, properties or financial condition of the entity with respect to which such term is used and which is (either alone or together with all other adverse effects) material to such entity and other entities controlling or controlled by such entity taken as a whole, and any material adverse effect on the transactions contemplated under this Agreement, the Debentures, the Warrants, the Registration Rights Agreement or any other agreement or document contemplated hereby or thereby.

                  (b) Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Debentures, the Warrants and the Registration Rights Agreement and to issue the Debentures and the Warrants in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Debentures, the Initial Warrants and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Forced Conversion Warrants, Common Shares and the Warrant Shares, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) this Agreement, the Initial Warrants, the Debentures and the Registration Rights Agreement have been duly executed and delivered by the Company and, upon issuance, if any, the Forced Conversion Warrants shall be duly executed and delivered by the Company, and (iv) this Agreement, the Initial Warrants, the Debentures and the Registration Rights Agreement constitute, and, if issued, the Forced Conversion Warrants shall constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (c) Capitalization. The authorized capital stock of the Company consists of 90,000,000 shares of Common Stock and 1,000,000 shares of preferred stock; as of June 4, 2000 there were 24,291,594 shares of Common Stock and no shares of preferred stock issued and outstanding; and, except as set forth on Schedule 2.1(c), no shares of Common Stock and no shares of preferred stock were reserved for issuance to persons other than the Investors. All of the outstanding shares of the Company's Common Stock and preferred stock have been validly issued and are fully paid and nonassessable. No shares of capital stock are entitled to preemptive rights and there are no outstanding options and outstanding warrants for shares of Common Stock (excluding the Warrants). Except as set forth on Schedule 2.1(c)(i), there are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or


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securities or rights exchangeable for or convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible or exchangeable into shares, of capital stock of the Company. Attached hereto as EXHIBIT 2.1(c)(i) is a true and correct copy of the Company's Certificate of Incorporation (the "CHARTER"), as in effect on the date hereof, and attached hereto as EXHIBIT 2.1(c)(ii) is a true and correct copy of the Company's By-Laws, as in effect on the date hereof (the "BY-LAWS").

                  (d) Issuance of Common Shares. The Common Shares and the Warrant Shares are duly authorized and reserved for issuance and, upon conversion in accordance with the Debentures and/or exercise in accordance with the Warrants such Common Shares and Warrant Shares, as the case may be, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and (subject to the registration of such shares in accordance with the applicable provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT" or the "ACT") and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") entitled to be traded on the Nasdaq National Market System (or the American Stock Exchange or the New York Stock Exchange, collectively with the Nasdaq National Market System, the "APPROVED MARKETS"), and the holders of such Common Shares and Warrant Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock. The outstanding shares of Common Stock are currently listed on the Nasdaq National Market System.

                  (e) No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and the issuance of the Debentures and the Warrants do not and will not (i) result in a violation of the Company's Charter or By-Laws or
(ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its subsidiaries is a party (collectively, "COMPANY AGREEMENTS"), or
(iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except (other than in the case of clause (i) above) where such violation would not reasonably be expected to have a Material Adverse Effect. The business of the Company and its direct and indirect subsidiaries is being conducted in material compliance with (i) its Charter and By-Laws, (ii) all Company Agreements and (iii) all applicable laws, ordinances or regulations of any governmental entity, except (other than in the case of clause (i) above) where such violation would not reasonably be expected to have a Material Adverse Effect. Except for filings, consents and approvals required under applicable state and federal securities laws or the rules and regulations of the Approved Markets and covered by the Registration Rights Agreement, the Company is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement, the Debentures and the Warrants or to issue and sell the Securities or the Common


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Shares and Warrants Shares upon conversion or exercise thereof or for the registration provisions provided in the Registration Rights Agreement.

                  (f) SEC Documents; No Non-Public Information; Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) of the Exchange Act and the Company and its subsidiaries have filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Exchange Act, including all such proxy information, solicitation statement and registration statements, and any amendments thereto required to have been filed (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC DOCUMENTS"). The Company has not directly or indirectly provided, and will not directly or indirectly provide, to the Investors any material non-public information or any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Documents contain all material information concerning the Company and its subsidiaries, and no event or circumstance has occurred prior to the date hereof or will have occurred on the Closing Date which would require the Company to disclose such event or circumstance in order to make the statements in the SEC Documents not misleading but which has not, or will have not, been so disclosed.

                  (g) Financial Statements. The financial statements of the Company and its subsidiaries included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The audited financial statements of each of the Company and its subsidiaries for the fiscal year ending December 31, 1999 have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its subsidiaries, as the case may be, as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).


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                  (h) Principal Exchange/Market. The principal market on which the Common Stock is currently traded is the Nasdaq National Market System.

                  (i) No Material Adverse Change. Since March 31, 2000, no Material Adverse Effect has occurred or exists, and no event or circumstance has occurred that with notice or the passage of time or both is reasonably likely to result in a Material Adverse Effect with respect to the Company or its subsidiaries, except that, subsequent to March 31, 2000, the Company experienced negative cash flow of approximately the same dollar amount per month that it experienced during the calendar quarter ending March 31, 2000.

                  (j) No Undisclosed Liabilities. The Company and its subsidiaries have no liabilities or obligations not disclosed in the Pre-Agreement SEC Documents (as defined below), other than those liabilities incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since December 31, 1999, which liabilities, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its direct or indirect subsidiaries.

                  (k) No Undisclosed Events or Circumstances. To the best knowledge of the Company, no material event or circumstance has occurred or exists with respect to the Company or its direct or indirect subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

                  (l) No General Solicitation. Neither the Company, nor any of its affiliates, or, to its knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act in connection with the offer or sale of the Debentures or Common Shares.

                  (m) No Integrated Offering. Neither the Company, nor any of its affiliates, nor to its knowledge any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities, the Common Shares or Warrant Shares under the Act.

         The issuance of the Debentures, Warrants, Common Shares or Warrant Shares to the Investors will not be integrated with any other issuance of the Company's securities (past, current or future) which requires stockholder approval under the rules of the NASDAQ National Market System.

                  (n) Form S-3. The Company is eligible to file the Registration Statement (as defined in the Registration Rights Agreement) on Form S-3 under the Act and rules promulgated thereunder, and Form S-3 is permitted to be used for the transactions contemplated hereby under the Act and rules promulgated thereunder.

                  (o) Intellectual Property. The Company and/or its wholly-owned subsidiaries owns or has licenses to use certain patents, copyrights and trademarks ("INTELLECTUAL PROPERTY") associated with its business. The Company and its subsidiaries have all intellectual property


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rights which are needed to conduct the business of the Company and its subsidiaries as it is now being conducted or as proposed to be conducted as disclosed in the SEC Documents. The Company and its subsidiaries have no reason to believe that the material intellectual property rights which it owns are invalid or unenforceable or that the use of such intellectual property by the Company or its subsidiaries infringes upon or conflicts with any right of any third party, and neither the Company nor any of its subsidiaries has received notice of any such infringement or conflict, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have no knowledge of any infringement of its intellectual property by any third party.

                  (p) Poison Pill Provisions. Neither Company nor its wholly-owned subsidiaries have a stockholder rights plan. None of the acquisition of Debentures, Warrants, Common Shares or Warrant Shares nor the deemed beneficial ownership of shares of Common Stock prior to, or the acquisition of such shares pursuant to, the conversion of Debentures or the exercise of the Warrants will in any event under any circumstance trigger the poison pill provisions of any other or subsequently adopted plan or agreement, or a substantially similar occurrence under any successor or similar plan.

                  (q) No Litigation. Except as set forth in the reports or documents filed at least 5 Trading Days prior to the Closing Date by the Company pursuant to Section 13(a) or 15(c) of the Exchange Act (the "PRE-AGREEMENT SEC DOCUMENTS"), no litigation or claim (including those for unpaid taxes) against the Company or any of its subsidiaries is pending or, to the Company's knowledge, threatened, and no other event has occurred, which if determined adversely could reasonably be expected to have a Material Adverse Effect on the Company or could reasonably be expected to materially and adversely affect the transactions contemplated hereby. There is no legal proceeding described in the Pre-Agreement SEC Documents that could reasonably be expected to have a Material Adverse Effect on the Company.

                  (r) Brokers. Except as set forth on Schedule 2.1(v), the Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or any Investor relating to this Agreement or the transactions contemplated hereby. The Company shall be responsible for any payments contemplated by Schedule 2.1(v).

                  (s) Acknowledgement of Dilution. The number of shares of Common Stock constituting Common Shares or Warrant Shares may increase substantially in certain circumstances, including the circumstance where the trading price of the Common Stock declines. The Company acknowledges that its obligation to issue Common Shares upon conversion of Debentures and shares of Common Stock upon exercise of the Warrants is absolute and unconditional, regardless of the dilution that such issuance may have on other shareholders of the Company.

                  (t) Other Investors. Except as set forth on Schedule 2.1(t)(i), there are no outstanding securities issued by the Company that are entitled to registration rights under the Act. Except as set forth on Schedule 2.1(t)(ii), there are no outstanding securities issued by the Company that are directly or indirectly convertible into, exercisable into, or exchangeable for, shares of Common Stock of the Company, or that have anti-dilution or similar rights that would


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be affected by the issuance of the Debentures, the Common Shares, the Warrants or the Warrant Shares.

                  (u) Certain Transactions. Except as disclosed in the Pre-Agreement SEC Documents, none of the officers, directors, or key employees of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  (v) Permits; Compliance. The Company and each of its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), except where failure to possess such Company Permits would not have a Material Adverse Effect on the Company and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits except for such Company Permits the failure of which to possess, or the cancellation or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect on the Company. To the best of its knowledge, neither the Company nor any of its subsidiaries is in material conflict with, or in material default or material violation of, any of the Company Permits. Since December 31, 1999, neither the Company nor any of its subsidiaries has received any notification with respect to possible material conflicts, material defaults or material violations of applicable laws.

                  (w) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its direct and indirect subsidiaries are engaged. Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

                  (x) Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's management, to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


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                  (y) Environmental Matters. Except as otherwise disclosed in the Pre-Agreement SEC Documents, the Company and each of its subsidiaries is in compliance in all respects with all applicable state and federal environmental laws except where any such non-compliance would not reasonably be expected to have a Material Adverse Effect on the Company and no event or condition has occurred that may interfere with the compliance by the Company or any of its subsidiaries with any environmental law or that may give rise to any liability under any environmental law that, individually or in the aggregate, would have a Material Adverse Effect.

                  (z) Solvency.

                           (i) Based on the financial condition of the Company
                  as of the Closing Date, the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature.

                           (ii) Based on the financial condition of the Company
                  as of the Closing Date, the Company's assets do not constitute unreasonably small capital to carry out its business for the year 2000 as now conducted and as proposed to be conducted including the Company's year 2000 capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof.

                           (iii) The Company does not intend to incur debts
                  beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Based on the financial condition of the Company as of the Closing Date, the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.

                           (iv) Neither the Company nor any of its subsidiaries
                  is subject to any bankruptcy, insolvency or similar proceeding.

                  (aa) Taxes. All federal, state, city and other tax returns, reports and declarations required to be filed or extended by or on behalf of the Company and each of its subsidiaries have been filed or extended and all such filed returns are complete and accurate and disclose all taxes (whether based upon income, operations, purchases, sales, payroll, licenses, compensation, business, capital, properties or assets or otherwise) required to be paid in the periods covered thereby. All taxes required to be withheld by or on behalf of the Company or any such subsidiary in connection with amounts paid or owing to any employees, independent contractor, creditor or other party have been withheld, and such withheld taxes have either been duly and timely paid to the proper governmental authorities or set aside in accounts for such purposes.


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                  (bb) Title to Properties; Encumbrances. SCHEDULE 2.1(bb)
contains a complete and accurate list of all material real property, leaseholds, or other interests therein owned by the Company and its subsidiaries. Each of the Company and its subsidiaries owns (with good and marketable title in the case of real property) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible ("COMPANY PROPERTY")) that it purports to own. All material Company Property is free and clear of all encumbrances and are not, in the case of real property (which, for this purpose, shall not include the Company's interest as tenant in leaseholds), subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature, except, with respect to all such properties and assets, (a) mortgages, liens or security interests shown on SCHEDULE 2.1(bb) as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) liens for current taxes not yet due, and (c) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company or any of its subsidiaries, and (ii) zoning laws and other land use restrictions (including, but not limited to, easements of records) that do not impair the present or anticipated use of the property subject thereto. All buildings, plans, and structures owned by the Company or any of its subsidiaries lie wholly within the boundaries of the real property owned by the Company or such subsidiaries, and do not encroach upon the property of, or otherwise conflict with the property rights of, any other person.

                  (cc) No Reliance on Investors. The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the Registration Rights Agreement and the performance under the Debentures and the Warrants and the transactions contemplated hereby and thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the Registration Rights Agreement and the performance under the Debentures and the Warrants and the transactions contemplated hereby and thereby. The Company further represents to the Investor that the Company's decision to enter into this Agreement and the Registration Rights Agreement and the performance under the Debentures and the Warrants has been based solely on the independent evaluation by the Company and its representatives.

         Section 2.2 Representations and Warranties of the Investors. Each of the Investors, severally (as to itself) and not jointly hereby makes the following representations and warranties to the Company as of the date hereof and on the Closing Date:

                  (a) Organization and Qualification. Such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect on such Investor.

                  (b) Authorization; Enforcement. (i) Such Investor has the requisite power and authority to enter into and perform this Agreement and the Registration Rights Agreement to purchase the Debentures and to acquire the Warrants being sold to it hereunder and to acquire the

Common Shares and the Warrant Shares, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by such Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and (iii) this Agreement and the Registration Rights Agreement constitute valid and binding obligations of such Investor enforceable against such Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (c) No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the performance under the Debentures and Warrants and the consummation by such Investor of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of such Investor's organizational documents, or (ii) conflict with any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a material violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Investor. Such Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement, the Registration Rights Agreement, the Warrants or the Debentures.

                  (d) Investment Representations.

                           (i) Access to Other Information. Such Investor
                  acknowledges that the Company has made available to such Investor the opportunity to examine such additional documents from the Company and to ask questions of, and receive full answers from, the Company concerning, among other things, the Company, its financial condition, its management, its prior activities and any other information which such Investor considers relevant or appropriate in connection with entering into this Agreement.

                           (ii) Risks of Investment. Such Investor acknowledges
                  that the Securities and the Common Shares and Warrant Shares issuable upon conversion and/or exercise of the Securities have not been registered under the Act. Such Investor is familiar with the provisions of Rule 144 and understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Act or some other exemption from the registration requirements of the Act will be required in order to dispose of the Securities and the Common Shares and Warrant Shares issuable upon conversion and/or exercise of the rights granted in the Securities, and that such Investor may be required to hold the Securities and the Common Shares and Warrant Shares issuable upon conversion and/or exercise of the Securities received under this Agreement for a significant period of time prior to reselling them, subject to the Company successfully registering the Common Shares, and Warrant Shares pursuant to the Registration Rights Agreement. Such Investor is capable of assessing the risks of an investment in the Securities and is fully aware of the economic risks thereof.

                           (iii) Investment Representation. Such Investor is
                  purchasing the Debentures and the Initial Warrants and may purchase the Forced Conversion Warrants, Common Shares and Warrants Shares, in each case, for its own account and not with a view to distribution in violation of any securities laws. Such Investor has no present intention to sell the Debentures, Warrants, Common Shares or Warrant Shares in violation of federal or state securities laws and such Investor has no present arrangement (whether or not legally binding) to sell the Debentures, Warrants, Common Shares or Warrant Shares to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold the Debentures, Warrants, Common Shares or Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Debentures, Warrants, Common Shares or Warrant Shares at any time in accordance with federal and state securities laws applicable to such disposition.

                           (iv) Restricted Securities. It acknowledges and
                  understands that the terms of issuance have not been reviewed by the SEC or by any state securities authorities and that the Securities have been issued in reliance on the certain exemptions for non-public offerings under the Act, which exemptions depend upon, among other things, the representations made and information furnished by such Investor, including the bona fide nature of such Investor's investment intent as expressed above.

                           (v) Ability to Bear Economic Risk. It is an
                  "accredited" investor as defined in Rule 501 of Regulation D, as amended, under the Act, and that it (i) is able to bear the economic risk of its investment in the Debentures, (ii) is able to hold the Debentures for an indefinite period of time,
                  (iii) can afford a complete loss of its investment in the Debentures and (iv) has adequate means of providing for its current needs.

                           (vi) No Public Solicitation. At no time was such
                  Investor presented with or solicited by any general mailing, leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or general solicitation in connection with the issuance.

                           (vii) Reliance by the Company. Such Investor
                  understands that the Debentures and Warrants are being or will be, as the case may be, offered and sold and that the Common Shares or Warrant Shares, as the case may be, will be issued, in reliance on a transactional exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Debentures and Warrants.

                  (e) Brokers. Except with respect to Schedule 2.1(v), such Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby.

                                    ARTICLE 3
                                    COVENANTS

         Section 3.1 Registration and Listing; Effective Registration. For so long as the Securities are outstanding, the Company will cause the Common Stock issuable upon the exercise of the Securities to continue at all times to be registered under Section 12(b) or Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until such time as no Securities are outstanding, the Company shall continue the listing or trading of the Common Stock on the Nasdaq National Market System or one of the other Approved Markets and comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Common Stock is listed. The Company shall cause the Common Stock to be listed on the Nasdaq National Market System no later than the registration of the Common Stock under the Act, and at all times shall continue such listing(s) on one of the Approved Markets. As used herein and in the Registration Rights Agreement, the Debenture and the Warrants, the term "EFFECTIVE REGISTRATION" shall mean: (i) the Company is in compliance with this Agreement, the Registration Rights Agreement, the Warrants and the Debentures; (ii) the resale of Registrable Securities (as defined in the Registration Rights Agreement) is covered by an effective registration statement and such registration statement is not subject to any suspension or stop orders; (iii) the resale of such securities may be effected pursuant to a current and deliverable prospectus that is not subject to any blackout or similar circumstance; (iv) the securities are listed on an Approved Market (as defined below) and are not subject to any trading suspension; (v) no Interfering Event (as described in the Registration Rights Agreement) then exists; and (vi) none of the Company or any direct or indirect subsidiary of the Company is subject to any bankruptcy, insolvency or similar proceeding.

         Section 3.2 Debentures on Conversion and Warrants on Exercise.

                  (a) Upon any conversion by an Investor (or then holder of Debentures) of the Debentures pursuant to the terms thereof, the Company shall issue and deliver to such Investor (or holder) on the Acceptable Delivery Date (as defined in the Debentures) or as otherwise provided in the Debentures, a new debenture for the principal amount of Debentures which such Investor (or holder) has not yet elected to convert but which is evidenced in part by the debenture(s) submitted to the Company in connection with such conversion (with the number of and denomination of such new debenture(s) designated by such Investor or holder).

                  (b) Upon any partial exercise by an Investor (or then holder of the Warrants) of the Warrants, the Company shall issue and deliver to such Investor (or holder) within three (3) days of the date on which such Warrants are exercised, a new Warrant or Warrants representing the number of adjusted Warrant Shares and/or Common Shares, as the case may be, in accordance with the terms of Section 3 of such Warrants.

         Section 3.3 Replacement Debentures and Warrants.

                  (a) The Debentures held by any Investor (or then holder) may be exchanged by such Investor (or such holder) at any time and from time to time for Debentures with different denominations representing an equal aggregate principal amount of Debentures, as requested by such Investor (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

                  (b) The Warrants will be exchangeable at the option of the Investor (or then holder of the Warrants) at the office of the Company for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of Warrant Shares and/or Common Shares, as the case may be, as are purchasable under such Warrants. No service charge will be made for such transfer or exchange.

         Section 3.4 Expenses. The Company shall pay in immediately available funds, at the Closing and promptly upon receipt of any further invoices relating to same, all reasonable due diligence fees and expenses and reasonable attorneys' fees and expenses of the Investors' Counsel, incurred by the Investors in connection with the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement, the Debentures, the Warrants and the related agreements and documents and the transactions contemplated hereunder and thereunder; provided, however, that the Company shall not be obligated to pay fees and expenses in excess of $40,000 unless the Investors have obtained the prior written approval of the Company with respect to any such excess. At Closing, the Company shall pay the amount estimated to be due for such fees and expenses (which may include fees and expenses estimated to be incurred for completion of the transaction including post-closing matters). In the event such amount is ultimately less than the actual fees and expenses, the Company shall promptly pay such deficiency upon receipt of an invoice regarding same. In the event such amount is ultimately greater than the actual fees and expenses, such excess shall promptly be returned to the Company.

         Section 3.5 Securities Compliance. The Company shall notify the SEC, in accordance with their requirements, of the transactions contemplated by this Agreement, the Debenture, the Registration Rights Agreement and the Warrants, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Debentures hereunder, the Common Shares issuable upon conversion thereof, the Warrants and the Warrant Shares and Common Shares, as the case may be, issuable upon exercise of the Warrants.

         Section 3.6 Dividends or Distributions; Purchases of Equity Securities.

                  (A) Except as provided in this Section 3.6 to the contrary, for so long as any Debentures or Warrants remain outstanding, the Company agrees that it shall not (a) declare or pay any dividends or make any distributions to any holder or holders of Common Stock (other than dividends payable in Common Stock) in their capacity as shareholders, or (b) purchase or otherwise acquire for value, directly or indirectly, any shares of Common Stock or other equity security of the Company; provided that the Company may purchase or acquire shares of Common Stock (x) so long as the Company (i) purchases or acquires such shares on the open market or pursuant to a tender offer directed to all of the Company's shareholders other than during a Reset Pricing Period, and (ii) does not utilize the proceeds of the issuances of the Debentures for such purpose, (y) that are hereafter issued to employees pursuant to employment, stock repurchase or other similar agreements or (z) that are thereby being redeemed pursuant to that certain Put Option Agreement between the Company and the former shareholders of CRL Network Services, Inc. dated as of January 5, 2000 (the "Put Option Agreement") and referred to on Schedule 3.6, with a redemption price not to exceed $5,000,000 in any 12-month period and not to exceed $10,000,000 in the aggregate, provided that at the time of redemption no event or occurrence or state of facts exists that, with the giving of notice or the passage of time or both, would constitute an Event of Default under the Debentures, and the following conditions are satisfied: (i) the redemption is to be effective on or before July 11, 2002, and as of the date immediately preceding such redemption
(A) the sum of (1) the Company's total unrestricted cash, and cash equivalents (as defined in the Company's financial statements) and restricted cash or cash equivalents which is restricted solely due to serving as security or collateral for the Company's Short Term Debt and (2) fair value of the Company's "Permitted Interim Investments" (as defined below) less (B) the sum of (3) the Company's Short Term Debt (as defined below) and (4) the Company's proposed payment under the Put Option Agreement, is greater than 300% of the absolute value of the Company's EBITDA (as defined below) for the previous fiscal quarter for which financial statements have been publicly filed (provided such fiscal quarter ended not more than 105 days prior to the date of notice described in the following sentence), or (ii) the redemption is to be effected after July 11, 2002. The Company shall notify each Investor in writing not less than 10 Trading Days nor more than 20 Trading Days prior to any proposed redemption pursuant to clause (z)(i) above, which notice shall state the total redemption price to be paid by the Company in connection therewith, and shall provide each Investor with a certificate, in form reasonably satisfactory to the Investors, signed by each of the chief executive officer and chief financial officer certifying that the planned redemption comports with clause (z) (i) above and containing computations in reasonable detail demonstrating same. Any payments by the Company under the Put Option Agreement or any related agreement in direct or indirect contravention of clause (z) above shall constitute an "Event of Default" under the Debentures.

                  (B) As set forth above, "Permitted Interim Investments" shall be limited to corporate debt obligations with fixed maturities of less than one year having an investment grade rating from either Moody's Investor Services, Inc. or Standard & Poor's.

                  (C) As set forth above, "Short Term Debt" shall mean any indebtedness or monetary obligation or capital lease obligation which (a) has a maturity within twelve months of the date of determination, or (b) provides the holder thereof with a right to accelerate the Company's obligation to repay the indebtedness, monetary obligation or capital lease obligation or redeem such indebtedness or monetary obligation, in whole or in part, within twelve months of the date of determination, based upon facts which exist on the date of the determination as to whether such indebtedness, monetary obligation or capital lease is "Short Term Debt".

                  (D) As set forth above, "EBITDA" shall mean (a) the sum of (i) earnings (losses) from operations (ii) depreciation and (iii) amortization, minus (b) the sum of (iv) other income (but not other expenses) and (v) any other non-recurring income that may be included in loss from operations. The foregoing items shall be taken from the Company's financial statements referred to in Section 3.6(A), clause (b), sub-clause (z), above.

                  Section 3.7 Notices. The Company agrees to provide all holders of Debentures and Warrants with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

                  Section 3.8 Use of Proceeds. The Company agrees that the proceeds received by the Company from the sale of the Debentures hereunder shall be used for working capital purposes.

                  Section 3.9 Notification of Additional Financings; Adjustments. The Company agrees that until the three (3) month anniversary of the Closing Date, the Investors shall have a right of first refusal with respect to all non-public capital raising transactions as set forth in this Section 3.9. The Company shall give advance written notice to the Investors prior to any offer or sale of any of its equity securities or any securities convertible into or exchangeable or exercisable for such securities in a non-public capital raising transaction ("FINANCING TRANSACTION"). The Investors shall have ten (10) Trading Days from receipt of such notice to deliver a written notice to the Company that one or more of such Investors elects to exercise its right of first refusal with respect to the entire issuance. If, subsequent to the Company giving notice to the Investors hereunder, the terms and conditions of the proposed Financing Transaction are changed in any way, the Company shall be required to provide a new notice to the Investors hereunder and the Investors shall have the right of refusal again to purchase all of the securities in the offering on such changed terms and conditions as provided hereunder. In such event, if such other Financing Transaction provides for non-cash consideration, in whole or in part, from such other potential investor(s), the Investors shall still have the right to participate in the Financing Transaction as provided herein, provided that cash or cash equivalents may be substituted by the Investors for such non-cash consideration. This right of first refusal shall continue even if the Investors elect not to participate in one or more Financing Transactions.

         Section 3.10 Reservation of Stock Issuable.

                  (a) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Debentures and the exercise of the Warrants, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Debentures and the full exercise of the Warrants and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding Debentures and the full exercise of the Warrants, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval. The Company covenants that all shares of Common Stock that shall be so issuable shall upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

                  (b) Without in any way limiting the foregoing, to the extent that any Debenture may still be converted or any Warrant may still be exercised, the Company agrees to reserve and at all times keep available solely for purposes of conversion of Debentures and the exercise of the Warrants, free from preemptive rights or any other present or contingent purchase rights of persons other than the holders of the Debentures and Warrants, such number of authorized but unissued shares of Common Stock that is at least equal, in the aggregate, to the sum of (i) 18,000,000, which number shall be appropriately adjusted for adjustments under Sections 8 of the Debenture and (ii) 200% of the aggregate shares issuable on exercise of the Warrants (whether or not such Warrants have been issued), which number shall be appropriately adjusted for any stock split, reverse split, stock dividend or reclassification of the Common Stock. If the Company falls below the reserves specified in the immediately preceding sentences and does not cure such non-compliance within 30 days, then (subject to paragraph (d) below) the Investors will be entitled to the default payments specified in Section 2(b)(i) of the Registration Rights Agreement. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all the then outstanding Debentures or the full exercise of the Warrants, the Investors shall be entitled to, inter alia, the premium price redemption rights provided in the Registration Rights Agreement.

                  (c) Each Investor shall be entitled to receive up to its pro rata share of the authorized but unissued shares referred to in paragraph (b) above in connection with the conversion of its Debentures and/or exercise of its Warrants. If an Investor has converted all of its Debentures and redeemed all of its Warrants, but has not depleted the total number of pro rata shares allocated to it, its remaining pro rata shares shall be reallocated amongst the Investors still holding Debentures and/or Warrants on a pro rata basis.

                  (d) If the Company does not have a sufficient number of shares of Common Stock available to satisfy the Company's obligations to a holder of Debentures upon receipt of a Conversion Notice (as defined in the Debentures) or is otherwise unable to issue shares of Common Stock in accordance with the terms of this Debenture such holder shall be entitled to the rights and remedies set forth in the Registration Rights Agreement and the Debenture, subject to the Company's right (if any) to cure as set forth thereunder and pursuant to the next sentence. The holder shall not be entitled to such rights and remedies to the extent that the Company does not have a sufficient number of shares available due solely to its having an insufficient number of authorized shares as a result of an adjustment or Reset (as defined in the Debentures) of the conversion price referred to in the Conversion Notice which occurred less than ninety days preceding the Acceptable Delivery Date (as defined in the Debentures), provided that, on or before the ninetieth day following such adjustment or Reset, the Company has authorized such shares and issued them to the holder in accordance with the Conversion Notice.

         Section 3.11 Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Article 4 of this Agreement.

         Section 3.12 Limitations on Issuance of Equity and Transfers

                  (a) So long as any Debentures remain outstanding, the Company agrees that neither the Company nor any of its subsidiaries shall (i) create, incur, assume, guarantee, secure or in any manner become liable in respect of any debt financing that has an equity component associated therewith, including but not limited to convertible securities and debt with warrants ("DEBT-EQUITY FINANCING"), which is senior to the Debentures; or (ii) create, incur or permit to exist any security interest, lien or other encumbrance on or with respect to any of the assets of the Company or its subsidiaries in connection with any Debt-Equity Financing. No subsidiary of the Company shall have any liability for any obligations under any Debt-Equity Financing.

                  (b) The Company shall not contribute or transfer its assets to any of its subsidiaries, other than a subsidiary that has delivered its guarantee to the Investor in form and substance satisfactory to the Investors.

         Section 3.13 Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Debentures, Warrants, Common Shares and Warrant Shares, as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the Debentures, Warrants, Common Shares and Warrant Shares for sale to the Investors at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Investor on or prior to the Closing Date.

         Section 3.14 Nasdaq Rule. The Investors shall, in the aggregate, be entitled to convert Debentures into a total of 4,855,889 Common Shares (19.99% of the Common Stock issued and outstanding on the date hereof, which number shall be subject to readjustment for any stock split, stock dividend or reclassification of the Common Stock) (the "20% CAP"). Each Investor shall be entitled to convert that amount of its Debentures into such total number of Common Shares equal to such Investor's pro rata share of the 20% Cap. Once an Investor has received its total pro rata share upon conversion of its Debentures, it may request that the Company redeem its remaining Debentures at a price equal to the greater of (a) the cash value that the Investor would receive upon conversion of the Debenture at the Conversion Price and subsequent sale of the Common Shares received thereupon at the Market Price for Shares of Common Stock in existence on such date and (b) 130% of the "OUTSTANDING PRINCIPAL AMOUNT" (as defined in the Debentures) plus accrued but unpaid interest and default payments in effect at that time. If an Investor has converted all of its Debentures, but has not depleted the total number of pro rata shares allocated to it, its remaining pro rata shares shall be reallocated amongst the Investors still holding Debentures on a pro rata basis. The restrictions and redemption obligations set forth in this Section 3.14 shall cease to apply if (a) the Company obtains approval of the Company's shareholders other than the Investors (if applicable), to issue Common Shares in excess of the 20% Cap pursuant to Nasdaq Rule 4460 or (b) the Company provides the Investors with irrevocable written notice, based upon the advice of its counsel, that any such issuance of Common Shares upon conversion of the Debentures is not subject to the 20% Cap pursuant to Nasdaq Rule 4460. The Company will use its best efforts promptly to obtain either the shareholder approval or the irrevocable notice described in the preceding sentence and to provide the Investors with a copy of same: without limiting the foregoing, the Company shall solicit the aforementioned shareholder approval at the next shareholders meeting (for whatever purpose it may be called) which, in any event, shall not be later than May 31, 2001 in which the Company will solicit the aforementioned shareholder approval, will solicit proxies in favor of issuing Common Shares in excess of the 20% Cap and will use its best efforts to have all affiliates of the

Company which own or control shares of Common Stock to vote their shares in favor of such resolution. For purposes of this Section 3.14 only, conversion of Debentures into Forced Conversion Warrants shall be deemed to be conversion of Debentures into the Common Shares into which such Forced Conversion Warrants are exercisable.

         Section 3.15 Transactions With Affiliates. The Company agrees that any transaction or arrangement between it or any of its subsidiaries and any affiliate or employee of the Company shall be effected on an arms' length basis in accordance with customary commercial practice and, except with respect to grants of options and stock to service providers, including employees, shall be approved by a majority of the Company's outside directors.

         Section 3.16 Press Release. Immediately following the Closing, the Company shall issue a press release in the form set forth in Schedule 3.16 hereto. Investors shall have the opportunity to review such press release prior to its issuance. No press release shall name the Investors except as shall be required by law. If the Company fails to issue a press release within 1 business day of the Closing, the Investors may issue a press release covering the Closing and complying with any legal requirement applicable to the Investors.

         Section 3.17 Trading.

                  (a) An Investor may not effect, on any day during any Reset Pricing Period (as defined in the Debentures), sales of Common Stock (including short sales) in excess of 10% of the trading volume on such day. The foregoing restriction shall not apply (i) if an Event of Default (as defined in the Debentures) shall have occurred and be continuing during any day during a Reset Pricing Period (as defined in the Debentures) or (ii) at any time after a Change in Control Transaction has occurred pursuant to the Debentures. In addition, notwithstanding the foregoing restrictions, if the Company delivers a Redemption Notice pursuant to Section 6(b) of the Debentures, then an Investor shall be permitted to sell (including sell short) during any Reset Pricing Period, in addition to the number of shares of Common Stock otherwise permitted above, a number of shares of Common Stock equal to the number of shares of Common Stock issued or to be issued pursuant to one or more Conversion Notices that are submitted or to be submitted by such Investor prior to the Redemption Date.

                  (b) An Investor shall not effect, on any Trading Day during a Conversion Pricing Period (as defined in the Debentures) initiated by such Investor, sales of Common Stock (including short sales) in excess of its pro rata share of 24% of the trading volume on such Trading Day. In the event that the Investor does so effect sales of Common Stock (including short sales) in excess thereof, and provided that the Investor acts in accordance with the following, the sole remedy therefor shall be to reduce the maximum number of shares that the Investor may sell (including sell short) on each of the immediately subsequent 3 Trading Days during such Conversion Pricing Period by an amount equal to 1/3 of such excess sales. The foregoing restriction shall not apply (i) if an Event of Default shall have occurred and be continuing during any day during such Conversion Pricing Period; (ii) at any time after a Change in Control Transaction has occurred as defined in the Debentures; or (iii) in the event that the Company has delivered a Redemption Notice to such Investor pursuant to Section 6(b) of the Debentures and the Investor elects, by providing the Company with notice via facsimile, to truncate the Conversion Pricing Period as of the date such notice was delivered to the Company;

provided that if the foregoing restriction does not apply due solely to the application of clause (iii) above, such restriction will become effective, subject to clauses (i) and (ii) above (and subject to clause (iii) above as to a subsequent Redemption Notice), upon the delivery of a subsequent Conversion Notice by the Holder in accordance with Section 5(c)(i) of the Debenture. In the event that the Investor elects to truncate the Conversion Pricing Period on a Holder Conversion Date, the full amount of the Debentures otherwise to be converted on such Holder Conversion Date shall be so converted pursuant to the terms of the Debentures. In the event that the Investor elects to truncate the Conversion Pricing Period other than on a Holder Conversion Date, a "PRO RATA AMOUNT" (as defined below) of the Debentures which would otherwise be converted on the immediately subsequent Holder Conversion Date shall be converted into shares of Common Stock at a price equal to the average of the VWAP for each of the Trading Days immediately following the last Holder Conversion Date up to and including the date upon which the notice to truncate was delivered to the Company (the "TRUNCATED PERIOD"). The Pro Rata Amount shall equal the number of Trading Days in the Truncated Period multiplied by one-fifth (1/5) multiplied by the Outstanding Principal Amount (plus accrued but unpaid interest and default payments (not previously added to principal)) otherwise to be converted on the Holder Conversion Date immediately following the Truncated Period. Except as set forth above, in the event that the Investor elects to so truncate a Conversion Pricing Period, unless a new Conversion Notice is thereafter submitted by the Investor, there shall be no further conversions in such Conversion Pricing Period.

         Section 3.18 Form 8-K. Within 15 calendar days of the Closing, the Company shall file a Form 8-K with the SEC which discloses the transactions contemplated hereby and by the Registration Rights Agreement, Warrants and Debentures. Investors shall have the opportunity to review such Form 8-K prior to its filing.

                                   ARTICLE 4
                             CONDITIONS TO CLOSINGS

         Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Debentures. The obligation hereunder of the Company to issue and/or sell the Debentures to the Investors at the Closing (unless otherwise specified) is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                  (a) Accuracy of the Investors' Representations and Warranties. The representations and warranties of each Investor will be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which will be true and correct as of such date).

                  (b) Performance by the Investors. Each Investor shall have performed all agreements and satisfied all conditions required to be performed or satisfied by such Investor at or prior to the Closing.

                  (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Debentures or the Warrants.

                  (d) Purchase Price. The Company shall have received the aggregate Purchase Price from the Investors.

         Section 4.2 Conditions Precedent to the Obligation of the Investors to Purchase the Debentures. The obligation hereunder of each Investor to acquire and pay for the Debentures at the Closing (unless otherwise specified) is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for each Investor's benefit and may be waived by each Investor at any time in its sole discretion.

                  (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct as of such date).

                  (b) Performance by the Company. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing.

                  (c) No Injunction. No statute, rule, regulation, executive, judicial or administrative order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Debenture or the Warrants.

                  (d) Opinion of Counsel. At the Closing, the Investors shall have received an opinion of the independent counsel of the Company, in the form attached hereto as EXHIBIT 4.2(d) and such other opinions, certificates and documents as the Investors or their counsel shall reasonably require incident to the Closing.

                  (e) Registration Rights Agreement. The Company and the Investors shall have executed and delivered the Registration Rights Agreement in the form and substance of EXHIBIT 4.2(e) attached hereto.

                  (f) Adverse Changes. No event which had or is likely to have, in the reasonable judgment of the Investors, a Material Adverse Effect on the Company or any of its direct or indirect subsidiaries shall have occurred.

                  (g) Officer's Certificate. The Company shall have delivered to the Investors a certificate in form and substance of EXHIBIT 4.2(g) attached hereto, executed by an officer of the Company, certifying as to satisfaction of closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Charter, By-Laws, good standing and authorizing resolutions of the Company.

                  (h) Debentures and Initial Warrants. As of the Closing, the Investors shall have received certificates representing the Debentures and Initial Warrants in the form and substance of EXHIBIT 1.1A and EXHIBIT 1.1B hereto.

                  (i) Due Diligence. Each Investor shall have completed its financial, accounting, operational and legal due diligence in a manner satisfactory to such Investor in its sole discretion.

                                   ARTICLE 5
                                LEGEND AND STOCK

         The Company will issue one or more certificates representing the Debentures and the Initial Warrants in the name of the Investor and in such denominations to be specified by the Investor prior to (or from time to time subsequent to) Closing. Each certificate representing the Debentures and the Initial Warrants and any shares of Common Stock issued upon conversion or exercise thereof initially shall be stamped or otherwise imprinted with a legend substantially in the following form:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE TRANSFERRED, ASSIGNED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED BECAUSE OF AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

         The Company agrees to reissue Debentures and reissue or issue Warrants, as the case may be, without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Debentures and/or Warrants and Common Stock issuable upon conversion or exercise thereof pursuant to Rule 144 under the Act, or (ii) such Debentures and/or Warrants are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly pursuant to an Effective Registration or exemption.

         Prior to the Registration Statement (as defined in the Registration Rights Agreement) being declared effective, any Common Shares issued pursuant to conversion of Debentures or Warrant Shares or Common Shares issued upon exercise of the Warrants shall bear a legend in the same form as the legend indicated above. Upon such Registration Statement becoming effective, the Company agrees to promptly, but no later than the later of three (3) Trading Days thereafter or the date upon which certificates representing such Common Shares and Warrant Shares containing such legend are delivered to the Company, issue new certificates representing such Common Shares and Warrant Shares without such legend. Except as provided in Section 2(f) of the Registration Rights Agreement, any Common Shares issued pursuant to conversion of Debentures or shares of Common Stock issued upon exercise of the Warrants after the

Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop orders. Notwithstanding the removal of such legend, each Investor agrees to sell the Common Shares and Warrant Shares represented by the new certificates in accordance with the applicable prospectus delivery requirements (if copies of a current prospectus are provided to such Investor by the Company) or in accordance with an exemption from the registration requirements of the Act.

         Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement.

                                    ARTICLE 6
                                  MISCELLANEOUS

         Section 6.1 Stamp Taxes. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities and the shares of Common Stock issued upon conversion or exercise thereof.

         Section 6.2 Specific Performance; Consent to Jurisdiction; Jury Trial.

                  (a) The Company and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement, the Debentures, the Registration Rights Agreement and the Warrants were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                  (b) THE COMPANY AND EACH OF THE INVESTORS (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT, THE NEW YORK STATE COURTS AND OTHER COURTS OF THE UNITED STATES SITTING IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND EACH OF THE INVESTORS CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

                  (c) THE COMPANY AND EACH INVESTOR HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

         Section 6.3 Entire Agreement; Amendment. This Agreement, together with the Registration Rights Agreement, the Warrants, the Debentures and the agreements and documents executed in connection herewith and therewith, contains the entire understanding of the parties with respect to the matters covered hereby and thereby, supercedes any prior understanding, memoranda or other written or oral agreements between or among any of them respecting the matters covered hereby and thereby and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

         Section 6.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing by mail, facsimile or personal delivery and shall be effective upon actual receipt of such notice. Notices may (and, in some cases, as may expressly provided herein or in the Purchase Agreement, Warrants or Debentures, shall) also be delivered via e-mail in addition to the foregoing. However, in no case will notice by e-mail by itself constitute adequate notice. The addresses for such communications shall be:

                  to the Company:

                                1500 Broadway, 3rd Floor
                                New York, New York  10036
                                Attn:  Chief Financial Officer
                                Facsimile: (212) 398-5985
                                E-mail:     dbuckel@appliedtheory.com

                  with copies to:

                                224 Harrison Street, 8th Floor
                                Syracuse, New York  13202
                                Attn:  General Counsel
                                Facsimile: (315) 479-0824
                                E-mail:     rmechur@appliedtheory.com

                  to the Investors:

                                To each Investor at the address and/or fax number set forth on SCHEDULE I of this Agreement.

                  with copies to:

                                Kleinberg, Kaplan, Wolff & Cohen, P.C.
                                551 Fifth Avenue, 18th Floor
                                New York, New York 10176
                                Attention:     Stephen M. Schultz, Esq.
                                Facsimile:     (212) 986-8866
                                E-mail:        sschultz@kkwc.com

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

         Section 6.5 Indemnity. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees but excluding consequential damages) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement; or incurred as a result of the enforcement of this indemnity.

         Section 6.6 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 6.7 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         Section 6.8 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of all Investors (which consent may be withheld for any reason in their sole discretion), except that the Company may assign this Agreement in connection with the sale of all or substantially all of its assets provided that (a) the Company is not released from any of its obligations hereunder, (b) such assignee assumes all obligations of the Company hereunder,
(c) appropriate adjustment of the provisions contained in this Agreement, the Registration Rights Agreement, the Debentures and the Warrants is made, in form and substance reasonably satisfactory to the Investors, to place the Investors in the same position as they would have been but for such assignment, in accordance with the terms of the Debentures and the Warrants, and (d) such transaction does not constitute an Event of Default under the Debentures. No Investor may assign this Agreement (in whole or in part) or any rights or obligations hereunder without the consent of the Company (which shall not be unreasonably withheld), except that an Investor may assign its rights hereunder in connection with an assignment of Debentures or Warrants.

         Section 6.9 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 6.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         Section 6.11 Survival. The representations and warranties and the agreements and covenants of the Company and each Investor contained herein shall survive the Closing.

         Section 6.12 Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

         Section 6.13 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of any Investor without the express written agreement of such Investor, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company agrees that it will deliver a copy of any public announcement regarding the matters covered by this Agreement or any agreement and document executed herewith to each Investor and any public announcement including the name of an Investor to such Investor, reasonably in advance of the release of such announcements.

         Section 6.14 Severability. The parties acknowledge and agree that the Investors are not agents, affiliates or partners of each other, that all representations, warranties, covenants, obligations, agreements and all actions of the Investor hereunder are several and not joint, that no Investor shall have any responsibility or liability for the representations, warrants, agreements, acts or omissions of any other Investor, and that any rights granted to "Investors" hereunder shall be enforceable by each Investor hereunder.

         Section 6.15 Like Treatment of Holders; Redemption. Neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemption or conversion of Debentures or exercise of Warrants, or otherwise, to any holder of Debentures or Warrants, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms or provisions of the Debenture or this Agreement or the Registration Rights Agreement or the Warrants, unless such consideration is required to be paid to all holders of Debentures and Warrants bound by such consent, waiver or amendment whether or not such holders so consent, waive or agree to amend and whether or not such holders tender their Debentures or Warrants for redemption, conversion or exercise. The Company shall not, directly or indirectly, (a) redeem any Debentures pursuant to Section 6(a) thereof, unless an offer of such redemption is made on identical terms pro rata to all holders of Debentures that have identical Conversion Pricing Periods or Post-Conversion Periods, or (b) redeem any Debentures pursuant to Section 6(b) thereof, unless an offer of such redemption is made pro rata to all holders of Debentures on identical terms.

         Section 6.16 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.


                             Signature Page Follows

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                 COMPANY:

                                 APPLIEDTHEORY CORPORATION

                                 By:      /s/ David A Buckel
                                          --------------------------------------
                                          Name: David A Buckel
                                          Title: Senior Vice President / CFO


                                 INVESTORS:

                                 HALIFAX FUND, L.P.
                                 By:      THE PALLADIN GROUP, L.P.
                                          Attorney-in-Fact

                                 By:      /s/ Steven W. Weiner
                                          --------------------------------------
                                          Name: Steven W. Weiner
                                          Title:  Managing Director

                                 PALLADIN PARTNERS I, L.P.
                                 By:      THE PALLADIN GROUP, L.P.
                                           Attorney-in-Fact

                                 By:      /s/ Steven W. Weiner
                                          --------------------------------------
                                          Name: Steven W. Weiner
                                          Title:  Managing Director

                                 PALLADIN OVERSEAS FUND LTD.
                                 By:        THE PALLADIN GROUP, L.P.
                                            Attorney-in-Fact

                                 By:      /s/ Steven W. Weiner
                                          --------------------------------------
                                          Name: Steven W. Weiner
                                          Title:  Managing Director

                                 DeAM CONVERTIBLE ARBITRAGE FUND, LTD.
                                 By:        THE PALLADIN GROUP, L.P.
                                            Attorney-in-Fact

                                 By:      /s/ Steven W. Weiner
                                          --------------------------------------
                                          Name: Steven W. Weiner
                                          Title:  Managing Director

    SIGNATURE PAGE TO APPLIEDTHEORY CORPORATION DEBENTURE PURCHASE AGREEMENT

                                 LANCER SECURITIES (CAYMAN) LTD.
                                 By:        THE PALLADIN GROUP, L.P.
                                            Attorney-in-Fact

                                 By:      /s/ Steven W. Weiner
                                          --------------------------------------
                                          Name: Steven W. Weiner
                                          Title:  Managing Director

                                 ELLIOTT ASSOCIATES, L.P.


                                 By:      /s/ Paul E. Singer
                                          --------------------------------------
                                          Name:  Paul E. Singer
                                          Title:  General Partner

                                 ELLIOTT INTERNATIONAL, L.P.
                                 By:        ELLIOTT INTERNATIONAL CAPITAL
                                            ADVISORS INC.
                                            Attorney-in-Fact

                                 By:      /s/ Paul E. Singer
                                          --------------------------------------
                                          Name:  Paul E. Singer
                                          Title:  General Partner


    SIGNATURE PAGE TO APPLIEDTHEORY CORPORATION DEBENTURE PURCHASE AGREEMENT

                             EXHIBITS AND SCHEDULES




Schedule 1               List of Investors
Exhibit 1A               Form of Debenture
Exhibit 1B               Form of Initial Warrant
Schedule 2.1(a)          List of Subsidiaries
Schedule 2.1(c)          Authorization; Enforcement
Schedule 2.1(c)(i)       Authorization; Enforcement
Exhibit 2.1(c)(i)        Certificate of Incorporation of the Company
Exhibit 2.1(c)(ii)       By-Laws of the Company
Schedule 2.1(v)          Brokers
Schedule 2.1(t)(i)       Outstanding securities entitled to registration rights
Schedule 2.1(t)(ii)      Outstanding securities affected by the issuance of
                           Debentures, etc.
Schedule 2.1(bb)         Real Property
Schedule 3.6             Dividends and distributions
Schedule 3.16            Press Release
Exhibit 4.2(d)           Opinion of Company Counsel
Exhibit 4.2(e)           Registration Rights Agreement
Schedule 4.2(f)          Officer's Certificate

                                   SCHEDULE I


                                                   OUTSTANDING PRINCIPAL
                                                          AMOUNT
                                                       OF DEBENTURES          INITIAL WARRANTS    PURCHASE PRICE    PRO RATA SHARE
                                                   ---------------------      ----------------    --------------    --------------
INVESTOR
HALIFAX FUND, L.P.                                      $15,000,000               1,083,333        $15,000,000             50%
c/o The Palladin Group, L.P.
Investment Manager
195 Maplewood Avenue
Maplewood, New Jersey  07040
Attn:  Steve Weiner
Tax  I.D. No.:
Facsimile: (973) 313-6491
E-mail: sweiner@palladingroup.com

PALLADIN PARTNERS I, L.P.                               $ 1,200,000                  86,667        $ 1,200,000              4%
c/o The Palladin Group L.P.
195 Maplewood Avenue
Maplewood, New Jersey 07040
Attn:  Steve Weiner
Tax  I.D. No.:
Facsimile: (973) 313-6491
E-mail: sweiner@palladingroup.com

                                                   OUTSTANDING PRINCIPAL
                                                          AMOUNT
                                                       OF DEBENTURES          INITIAL WARRANTS    PURCHASE PRICE    PRO RATA SHARE
                                                   ---------------------      ----------------    --------------    --------------
INVESTOR
PALLADIN OVERSEAS FUND LTD.                             $ 1,500,000                 108,333        $ 1,500,000              5%
c/o Citco Fund Services (Cayman Islands) Ltd.
Corporate Centre, West Bay Road
P.O. Box 31106 SMB
Grand Cayman, Cayman Islands
Tax  I.D. No.:
Facsimile:  (345) 949-3877
Telephone: (345) 949-3977
E-mail: sweiner@palladingroup.com

DeAM CONVERTIBLE ARBITRAGE FUND, LTD.                   $ 2,700,000                 195,000        $ 2,700,000              9%
c/o The Palladin Group L.P.
195 Maplewood Avenue
Maplewood, New Jersey 07040
Attn:  Steve Weiner
Tax  I.D. No.:
Facsimile: (973) 313-6491
E-mail: sweiner@palladingroup.com

LANCER SECURITIES (CAYMAN) LTD.                         $ 2,100,000                 151,667        $ 2,100,000              7%
c/o The Palladin Group L.P.
195 Maplewood Avenue
Maplewood, New Jersey 07040
Attn:  Steve Weiner
Tax  I.D. No.:
Facsimile: (973) 313-6491
E-mail: sweiner@palladingroup.com

                                                   OUTSTANDING PRINCIPAL
                                                          AMOUNT
                                                       OF DEBENTURES          INITIAL WARRANTS    PURCHASE PRICE    PRO RATA SHARE
                                                   ---------------------      ----------------    --------------    --------------
INVESTOR
ELLIOTT ASSOCIATES, L.P.                                $ 3,750,000                 270,833        $ 3,750,000           12.5%
c/o Elliott Management Corporation
712 Fifth Avenue
New York, New York  10019
Telephone:        (212) 974-6000
Facsimile:        (212) 586-9429
Attention:        Norbert Lou
E-mail:           nlou@elliott-assoc.com

ELLIOTT INTERNATIONAL, L.P.                             $ 3,750,000                 270,833        $ 3,750,000           12.5%
c/o Elliott Management Corporation
712 Fifth Avenue
New York, New York  10019
Telephone:        (212) 974-6000
Facsimile:        (212) 586-9429
Attention:        Norbert Lou
E-mail:           nlou@elliott-assoc.com